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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                            MRV AND LUMINENT ANNOUNCE
            EXCHANGE RATIO FOR PREVIOUSLY ANNOUNCED SHORT-FORM MERGER

Chatsworth, California - October 8, 2001 - MRV Communications, Inc. (NASDAQ:
MRVC) and Luminent, Inc. (NASDAQ: LMNE) jointly announced today that MRV has established the exchange ratio to effect the previously announced short-form merger of Luminent, its 92.3% owned subsidiary. Each outstanding share of Luminent common stock (except for shares presently held by MRV and shares held by Luminent stockholders who perfect their statutory appraisal rights under Delaware law) will be converted in the merger, entitling each such Luminent stockholder to 0.43 of a share of MRV common stock. MRV will therefore issue up to 5,160,000 shares of its common stock to the stockholders of Luminent. The merger is still subject to the satisfaction of certain conditions including regulatory approvals.

ABOUT MRV COMMUNICATIONS, INC.

MRV Communications, Inc. is a world-class leader in network infrastructure systems and optical components. The company has leveraged its early leadership in fiber optic technology into a portfolio of well-focused operating entities. Accordingly, MRV formed a balanced portfolio of independent business units such as Luminent, Optical Access, iTouch Communications, Cescomm and NBase-Xyplex. In addition, MRV helped create and manage several cutting edge start-up companies including Zaffire, Charlotte's Networks, Zuma Networks, RedC Optical Networks, Optical Crossing and All Optical. Visit MRV's web site at http://www.mrv.com.

ABOUT LUMINENT

Luminent designs, manufactures and sells a comprehensive line of single mode active and passive fiber optic components for high-capacity data transmission in the metropolitan and access markets. Network equipment manufacturers rely on Luminent to provide technical depth, responsive customer service and volume manufacturing to meet the increasing requirements for transmission capacity and speed between nationwide telecommunications networks and end-users. For more information, visit www.luminentinc.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:

Statements contained in this press release may constitute "forward-looking statements" and are made pursuant to the Private Securities Litigation Reform Act of 1995. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including: the Company's reliance on a small number of key customers, the Company's expectation that it will incur net losses for the foreseeable future, the long sales cycles for the Company's products, the risks the Company faces due to its international sales and operations, the Company's limited operating history, the Company's reliance on the development of the optical networking market, macroeconomic factors, including the current domestic and worldwide economic downturn and economic, political and military uncertainties associated with and resulting from the September 11, 2001 terrorists attacks on the World Trade Center and the Pentagon, the need to manage the Company's growth effectively, the Company's success at developing and introducing new products, competition, the Company's success at increasing market awareness of the Company and its products, the Company's success at eliminating product defects prior to installation in large, complex systems, the Company's lack of long-term contracts with its customers, the Company's reliance on key personnel, the effect of possible future acquisitions, the Company's ability to procure necessary resources, the Company's ability to forecast component and material requirements, the Company's ability to increase sales volumes, reduce costs and introduce higher margin products, the Company's dependence on single


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and limited source suppliers, the qualification of the Company's manufacturing lines and products, the ability to cost effectively enforce the Company's intellectual property rights, the Company's ability to acquire licenses for third-party technology, the Company's ability to fund its growth and development, MRV Communications' current control of the Company and potential conflicts of interest, the planned merger or other alternatives of MRV and the Company, and other risks outlined in the Company's SEC filings including the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's Quarterly Report for the three months ended June 30, 2001 and March 31, 2001, and the Company's Form S-1 filed on August 8, 2001. The Company undertakes no obligation to update this forward-looking information.


CONTACT: MRV Communications Inc.
Diana Hayden, 818/886-6782, Investor Relations diana@mrv.com

MRV Communications, Inc.